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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the inclusion in Post-Effective Amendment Number 50 to the Registration Statement Number 2-77284 (Form N-1A) of our report dated January 31, 2001 on the financial statements and financial highlights of Penn Series Funds, Inc. for the year ended December 31, 2000, included in the 2000 Annual Report to Shareholders.



                                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 30, 2001